EXHIBIT 32.2

CERTIFICATION OF THE

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kairos Acquisition Corp. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jerry de St. Paer, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2022

/s/ Jerry de St. Paer
	Name:	Jerry de St. Paer
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)